Exhibit 107(a)

Calculation of Filing Fee Tables

Form S-4

(Form Type)

The Goodyear Tire & Rubber Company (Issuer)

(Exact Name of Registrant as Specified in its Charter)

Subsidiary Guarantors (Co-Registrants)*

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	—	—	—	—	—	—	—	—

Fees Previously Paid	Debt	5.000% Senior Notes due 2029	457(f)	$850,000,000	100%	$850,000,000	$92.70 per million	$78,795

	Debt	5.250% Senior Notes due 2031	457(f)	$600,000,000	100%	$600,000,000	$92.70 per million	$55,620

	Debt	Guarantees of 5.000% Senior Notes due 2029(3)	457(n)	—	—	—	—	—(4)

	Debt	Guarantees of 5.250% Senior Notes due 2031(3)	457(n)	—	—	—	—	—(4)

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$1,450,000,000		$134,415

	Total Fees Previously Paid							$134,415

	Total Fee Offsets							$0

	Net Fee Due							$0

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.
(2)	Calculated in accordance with Rule 457(f) under the Securities Act.
(3)	The guarantors are wholly owned subsidiaries of The Goodyear Tire & Rubber Company and have guaranteed the notes being registered.
(4)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

*	The 5.000% Senior Notes due 2029 and 5.250% Senior Notes due 2031 are guaranteed by the following wholly owned subsidiaries of the Issuer:

•	Celeron Corporation

•	Cooper International Holding Corporation

•	Cooper Receivables LLC

•	Cooper Tire & Rubber Company

•	Cooper Tire & Rubber Company Vietnam Holding, LLC

•	Cooper Tire Holding Company

•	Divested Companies Holding Company

•	Divested Litchfield Park Properties, Inc.

•	Goodyear Canada Inc.

•	Goodyear Export Inc.

•	Goodyear Farms, Inc.

•	Goodyear International Corporation

•	Goodyear Western Hemisphere Corporation

•	Max-Trac Tire Co., Inc.

•	Mickey Thompson Performance Racing Inc.

•	Raben Tire Co., LLC

•	T&WA, Inc.

•	Wingfoot Brands LLC